DIVERSIFIED SECURE VENTURES CORP.
1285 WESTON ROAD, UNIT 629, TORONTO, ONTARIO, CANADA, M6M 4R2
416-525-6872    647-746-7795
www.diversifiedsecureventures.com

NOV.8,2010
Amendment to Definitive Agreement between Diversified Secure Ventures Corp. (previously Secure Runway Systems) and International Explorers and Prospectors Inc. re the Hemlo gold property.

Attention Claude Bonhomme and James White,

As per the Definitive Agreement signed by the two parties above in respect to the Hemlo gold property, namely claims TB386628,29, and 31, dated and signed on April 7,2010, and further the Amendment signed on Sept. 16,2010, we hereby do wish to engage in this further amendment.

As per our conversation and emails, if you so agree with the following Amendment:

That both DIVERSIFIED and EXPLORERS agree to the following as the new revised terms of the Definitive Agreement, wherein,

1. DIVERSIFIED will initiate immediately to provide to EXPLORERS one million shares of DIVERSIFIED common stock as per the original agreement upon signing.
2. Upon the delivery of the stock certificate DIVERSIFIED will have an unencumbered 60% interest in the above mentioned claims.
3. Upon payment of $50,000 within 6 months of the signing date of this amendment or $100,000, as per the original agreement, DIVERSIFIED will own 100% of the aforementioned claims, effectively acquiring an undivided 100% right, title, and interest.
4. DIVERSIFIED also agrees to entitle EXPLORERS an amended 3% Net Smelter Royalty. DIVERSIFIED has the sole option to purchase 2% of the NSR for the following, $500,000 for the first percentage, $750,000 for the second percentage, leaving EXPLORERS with a NSR of one percent. The NSR is as defined in the original Definitive Agreement.
5. EXPLORERS agrees to assist DIVERSIFIED in the transfer of ownership to the Mining and Minerals departments of the province of Ontario to reflect the above changes when they have been completed.

Signed this the 8th day of November, 2010

DIVERSIFIED SECURE VENTURES CORP.
1285 WESTON ROAD, UNIT 629, TORONTO, ONTARIO, CANADA, M6M 4R2
416-525-6872    647-746-7795
www.diversifiedsecureventures.com

``Edward Minnema``	``James White``
Edward Minnema	James White
President, CEO Diversified Secure Ventures Corp.	President Int. Explorers and Prospectors